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AMENDMENT TO 13% CONVERTIBLE DEBENTURE DUE SEPTEMBER 10, 1998

Casino Resource Corporation, a Minnesota corporation (the "Company") and G.P.S. Fund, Ltd. (the "Holder") agree to amend the terms of a certain 13.0% Convertible Debenture due September 10, 1998 in the original amount of $300,000 (the "Debenture") as follows:

1. Section 3.2(d) Conversion Procedure. This Section shall be amended by deleting the phrase "...at anytime 90 days after the Closing Date,..." and inserting in its place the phrase "...at anytime after April 30, 1998, so long as the Purchaser does not convert more than 25% of the original Debenture in May, 50% of the original Debenture in June, 75% of the original Debenture in July, and 100% of the original Debenture in August of 1998 or in any month thereafter...".

Agreed to this 5th day of December, 1997:

G.P.S. Fund, Ltd.                       Casino Resource Corporation


By:   /s/ G.P.S. Fund                        By:  /s/ Maurice Gauder
    --------------------------------             ---------------------------

Title:                                       Title: CFO
      ------------------------------                ------------------------

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AMENDMENT TO 13% CONVERTIBLE DEBENTURE DUE SEPTEMBER 9, 1998

Whereas Casino Resource Corporation has elected to redeem $400,000 of the 13% Convertible Debenture held by the Gifford Fund, Ltd.,

Casino Resource Corporation, a Minnesota corporation (the "Company") and Gifford Fund, Ltd. (the "Holder") agree to amend the terms of a certain 13.0% Convertible Debenture due September 9, 1998 in the original amount of $500,000 (the "Debenture") as follows:

1. Section 3.2(d) Conversion Procedure. This Section shall be amended by deleting the phrase "...at anytime 90 days after the Closing Date,..." and inserting in its place the phrase "...at anytime after April 30, 1998, so long as the Purchaser does not convert more than $25,000 per month (on a cumulative basis) thereafter (i.e. up to $25,000 in May, up to $50,000 in June, etc.)"

Agreed to this 5th day of December, 1997:

The Gifford Fund, Ltd.                       Casino Resource Corporation


By:  /s/Gifford Fund                         By:  /s/ Maurice Gaudet
   ---------------------------------             ---------------------------

Title:                                       Title: CFO
      ------------------------------               -------------------------